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                                                                  EXHIBIT-99(yy)

                                  AMENDMENT TO
                            PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of April 1, 2001, by and among AIM Variable Insurance Funds, AIM Distributors, Inc.; Annuity Investors Life Insurance Company, and Great American Advisors, Inc., is hereby amended as follows:

SECTION 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

            2.3   APPLICABLE PRICE

            (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section
      22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with
      Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

            (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

            (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines,

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      in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

SECTION 6.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

            6.4   FUNDS TO REMAIN AVAILABLE

            Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under
      Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

SECTION 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

            Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

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SCHEDULE A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Aggressive Growth Fund          INVESCO VIF - Core Equity Fund (name
AIM V.I. Balanced Fund                   will be changed to AIM V.I. Core Stock
AIM V.I. Basic Value Fund                Fund on October 15,2004)
AIM V.I. Blue Chip Fund                  INVESCO VIF - Dynamics Fund (name will
AIM V.I. Capital Appreciation Fund       be changed to AIM V.I. Dynamics Fund on
AIM V.I. Capital Development Fund        October 15, 2004)
AIM V.I. Core Equity Fund                INVESCO VIF - Financial Services Fund
AIM V.I. Dent Demographic Trends Fund    (name will be changed to AIM V.I.
AIM V.I. Diversified Income Fund         Financial Services Fund on October 15, 2004)
AIM V.I. Government Securities Fund      INVESCO VIF - Health Sciences Fund
AIM V.I. Growth Fund                     (name will be changed to AIM V.I. Health
AIM V.I. High Yield Fund                 Sciences Fund on October 15, 2004)
AIM V.I. International Growth Fund       INVESCO VIF - Leisure Fund (name will be
AIM V.I. Large Cap Growth Fund           changed to AIM V.I. Leisure Fund on October
AIM V. . Mid Cap Core Equity Fund        15, 2004)
AIM V. . Money Market Fund               INVESCO VIF - Small Company Growth
AIM V. . Premier Equity Fund             Fund (name will be changed to AIM V.I.
AIM V. . Real Estate Fund                Small Company Growth Fund on October 15,
AIM V. . Small Cap Equity Fund           2004)
                                         INVESCO VIF - Technology Fund (name
                                         will be changed to AIM V.I. Technology Fund
                                         on October 15, 2004)
                                         INVESCO VIF - Total Return Fund (name
                                         will be changed to AIM V.I. Total Return
                                         Fund on October 15, 2004)
                                         INVESCO VIF - Utilities Fund (name will be
                                         changed to AIM V.I. Utilities Fund on October
                                         15, 2004)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-     Annuity Investors Variable Account A

-     Annuity Investors Variable Account B

-     Annuity Investors Variable Account C

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CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-     The Commodore Nauticus Group Flexible Premium Deferred Variable Annuity

-     The Commodore Americus Individual Flexible Premium Deferred Variable
      Annuity

- The Commodore Spirit Individual and Group Flexible Premium Deferred Annuity (f/k/a The Commodore Navigator Flexible Premium Deferred Variable Annuity)

-     The Commodore Advantage Individual and Group Flexible Premium Deferred
      Annuity

- The Commodore Independence Individual and Group Flexible Premium Deferred Annuity

-     The Commodore Helmsman Individual Flexible Premium Deferred Variable
      Annuity

-     The Commodore Majesty Individual Flexible Premium Deferred Variable
      Annuity

-

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                                 AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Jim A. Coppedge                     By:  /s/ Robert H. Graham
       -------------------------                    -------------------------
Name:  Jim A. Coppedge                           Name:  Robert H. Graham
Title: Assistant Secretary                       Title: President

                                                 AIM DISTRIBUTORS, INC.

Attest: /s/ Jim A. Coppedge                      By:  /s/ Gene L. Needles
       ----------------------                       --------------------------
Name:  Jim A. Coppedge                           Name:  Gene L. Needles
Title: Assistant Secretary                       Title: President

                                                 ANNUITY INVESTORS LIFE
                                                 INSURANCE COMPANY

Attest:  /s/ Jeanene Reed                        By:  /s/ Mathew T. Dutkiewicz
       --------------------                         ----------------------------
Name:  Jeanene Reed                              Name: Mathew T. Dutkiewicz

Title: Admin. Asst.                              Title: President

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                                                 GREAT AMERICAN ADVISORS, INC.

Attest:  /s/ Stacey Sabin                        By:  /s/ James L. Henderson
       --------------------                         ----------------------------
Name:  Stacey Sabin                              Name:  James L. Henderson

Title: Admin. Asst.                              Title: President

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